EXHIBIT 23.2

                         CONSENT OF PRICE WATERHOUSE LLP

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of AMF Bowling, Inc. of our report dated June 28, 1996, relating to the combined financial statements of AMF Bowling Group, and our report dated January 23, 1996, relating to the consolidated financial statements of Fair Lanes, Inc., appearing on pages F-47 and F-87, respectively, in AMF Bowling, Inc.'s Registration Statement on Form S-1 (No. 333-34099).



         Price Waterhouse LLP

         Norfolk, Virginia
         December 4, 1997